As filed with the Securities and Exchange Commission on December 30, 1997
                               Registration No. 33-
__________________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                         FORM S-3
                    REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                            LNB BANCORP, INC.
          (Exact Name of Registrant as Specified in its Charter)

         Ohio                        6710                  34-1406303
    (State or Other    (Primary Standard Industrial      (IRS Employer
    Jurisdiction of     Classification Code Number)    Identification No.)
    Incorporation or
     Organization)

                         457 Broadway
                    Lorain, Ohio 44052-1769
                         (440) 244-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
 Gregory D. Friedman, CPA                     copies of communications to:
 Senior Vice President, COO and CFO           Martin D. Werner, Esq.
 LNB Bancorp, Inc.                            Werner & Blank Co., L.P.A.
 457 Broadway                                 7205 W. Central Avenue
 Lorain, Ohio 44052-1769                      Toledo, OH  43617
 (440) 244-6000                               (419) 841-8051
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [X}.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.  [   ].

                    CALCULATION OF REGISTRATION FEE

                                Proposed       Proposed
Class of                        Maximum        Maximum
Securities                      Offering       Aggregate       Amount of
to be           Amount to       Price Per      Offering        Registration
Registered      be Registered   Share(1)       Price(1)        Fee(1)

Common Stock,
 $1 par value     150,000        $27.75       $4,162,500       $1,227.94

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457, based upon the average of the bid and asked prices for the Common Stock in the over-the-counter market on December 30, 1997.



Description of Prospectus
8 1/2" High x 5 1/2" Wide
in Booklet Form

Top left of Cover Page
PROSPECTUS

Top right of Cover Page
150,000 Shares

Middle of Cover Page
LNB Bancorp, Inc. Logo
LNB
Bancorp Inc.
457 Broadway Lorain Ohio 44052-1769 (440) 244-6000

DIVIDEND REINVESTMENT
AND
CASH STOCK PURCHASE PLAN

Bottom middle of Cover Page
COMMON STOCK
($1 Par Value)

PROSPECTUS                                        150,000 Shares

                         LNB BANCORP, INC.
                           457 BROADWAY
                       LORAIN, OHIO  44052-1769

                    TELEPHONE:  (440) 244-6000

                       DIVIDEND REINVESTMENT
                              AND
                     CASH STOCK PURCHASE PLAN

                           COMMON STOCK
                         ($1 Par Value)

     This Prospectus describes LNB Bancorp, Inc.'s (the "Company") Dividend Reinvestment and Cash Stock Purchase Plan (the "Plan") under which shares of the Company Common Stock will be purchased by the Plan for participants with automatically reinvested dividends.

      The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of Common Stock of the Company and investing optional cash payments in additional shares of Common Stock, without the payment of any brokerage commissions or service charges. The Plan does not represent a change in the Company's cash dividend policy or a guarantee of future cash dividends. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared in the usual and customary manner.

      The Company has authorized the issuance of and this Prospectus relates to 150,000 authorized and unissued shares of Company's Common Stock registered for purchase under the Plan. The Company reserves the right to suspend, modify or terminate the Plan at any time. It is suggested that this Prospectus be retained for future reference.

                    THESE SECURITIES HAVE NOT BEEN APPROVED
                  OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION NOR HAS THE COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is December 30, 1997

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Information, as of the particular dates, concerning Directors and Officers, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statement and other information filed by the Company can be inspected and copied at the public reference facilities of the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies can be obtained by mail from the Securities and Exchange Commission at prescribed rates. Requests should be directed to the Commission's Public Reference Section at 450 5th Street N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov.

      The Company undertakes to provide, without charge to any person to whom this Prospectus is delivered, upon written or oral request, a copy of the Company's latest annual report to shareholders and a copy of any and all of the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (See DOCUMENTS INCORPORATED BY REFERENCE), not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration incorporates. Requests for such copies should be addressed to LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio, 44052-1769.

                    DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1996; and

          (b) the Company's Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission for the periods ended
               March 31, 1997, June 30, 1997 and September 30, 1997.

          All documents subsequently filed by the Company after the date of this Prospectus pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modified or superseded will not, except as so modified or superseded, constitute a part of this Prospectus.

          Any person to whom a copy of this Prospectus is delivered, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein (not including exhibits to the documents incorporated by reference unless such exhibits are specifically incorporated by reference into the documents this Prospectus incorporates by reference). Requests should be made to, LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio, 44052-1769

                              THE COMPANY

     The Company is an Ohio General Business Corporation and is a one bank holding company registered under the Federal Bank Holding Company Act of 1956, as amended, with its corporate headquarters in Lorain, Ohio. The Company's subsidiary conducts a full-service commercial and consumer banking business.

     The Company's principal executive offices are located at; 457 Broadway, Lorain, Ohio, 44052-1769, telephone: (440-244-6000).

     This Prospectus relates to authorized and unissued Common Stock offered by the Company pursuant to the Plan. Also, the Company may purchase shares of Common Stock on the open market which will be used pursuant to the terms of the Plan.

                         DESCRIPTION OF THE PLAN

     The Company's Dividend Reinvestment and Cash Stock Purchase Plan was approved by the Company's Board of Directors on November 18, 1997. The following questions and answers explain and constitute the Plan.


                              PURPOSE

1.   What is the purpose of the Plan?

     The Plan offers holders of Common Stock a systematic method of investing their cash dividends in Common Stock without the payment of any brokerage commission, service charge or other expense. Because the Common Stock may be purchased from the Company, the Plan will also provide the Company with the means of raising new capital.

2.   What are some of the advantages of the Plan?

     A participant in the Plan who authorizes reinvestment of dividends will have the following options:

     a. Dividend reinvestment on all shares owned of record or hereafter acquired of record.


     b. The shareholder will indicate the percentage of their shares for which they wish to have dividends reinvested.

     c. Participants will avoid the inconvenience and expense of safekeeping certificates for shares credited to their Plan accounts since certificates for such shares will only be issued at the request of a participant or upon termination of participation. All shares held by the Plan Administrator must be participating in the Plan.

     d.   Periodic statements of account will simplify record keeping.

      Dividends representing the designated percentage will be reinvested in shares of Common Stock at the market price (see Question 10). There are no brokerage commissions or service charges for purchases under the Plan. There are minor charges for requesting certificates to be issued for shares purchased under the Plan and for termination of participation in the Plan. (See Question 15.) Full investment of funds is possible because the Plan permits fractions of shares, as well as full shares, to be purchased. A statement of account will be mailed to each participant following each payment of a dividend pursuant to the terms of the Plan.

                         ADMINISTRATION

3.  Who administers the Plan for the participants?

      Registrar and Transfer Company (the "Administrator") will administer the Plan, keep records, send statements of account to participants and perform other duties pertaining to the Plan. All shares held in the Plan will be held in book entry by or through the Administrator until a participant makes a written request for certificates of all or part of his shares (see Questions 22 and 23). The Administrator is not affiliated with the Company and acts as the transfer agent of the Company's common stock. All questions and correspondence concerning the Plan should be addressed to the Administrator as follows:

               Registrar and Transfer Company
               Direct Purchase/DRP Department
               10 Commerce Drive
               Cranford, NJ  07016-3572
               Phone: (800) 368-5948

      All shares in the Plan will be credited to the account of Participants, registered in the name of the Plan and held by the Administrator in book entry form.

                         ELIGIBILITY

4.  Who is eligible to participate?

      All holders of record of shares of Common Stock of the Company are eligible to participate in the Plan. Before they may participate in the Plan, any beneficial owner of shares of Common Stock whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee) must either become shareholders of record by having their shares transferred into their names, or make appropriate arrangements with their broker or bank to participate in the Plan for the benefit of such shareholder. The Common Stock of the Company is Depository Trust Company (DTC) eligible under CUSIP number 502100 10 0.

      You will not be eligible to participate in the Plan if you reside in a jurisdiction in which it is unlawful for the Company to permit your participation.

                    PARTICIPATION BY SHAREHOLDERS

5.  How do shareholders participate?

      An eligible shareholder may join the Plan by completing and signing the Shareholder Authorization Form enclosed herewith and returning it to the Administrator. A Shareholder Authorization Form and a postage-paid return envelope may be obtained at any time by writing to Registrar and Transfer Company, Administrator, LNB Bancorp, Inc. Dividend Reinvestment and Cash Stock Purchase Plan at the following address:

               Registrar and Transfer Company
               Direct Purchase/DRP Department
               10 Commerce Drive
               Cranford, NJ  07016-3572

6.  When may an eligible shareholder join the Plan?

      An eligible shareholder may join the Plan at any time. If the Shareholder Authorization Form is received by the Administrator prior to the dividend record date (dividend record dates normally occur in March, June, September and December), the next dividend paid will be used pursuant to the Plan, to purchase shares of Common Stock. If the Shareholder Authorization Form is received after the dividend record date, that dividend will be paid in cash and participation in the Plan will begin with the subsequent cash dividend payment.

7.  What does the Shareholder Authorization Form provide?

      The Shareholder Authorization Form enrolls the participant in the Plan and it directs the Administrator to either reinvest all dividends or dividends on a percentage of shares in the participant's name.

8. Can shareholders participate with less than 100% of their cash dividends?

      Yes. Eligible shareholders have the option under the Plan to designate a percentage of shares to participate in the Dividend Reinvestment Plan. Once the percentage has been selected, it will remain in effect until the election is changed.

9.  Can shareholders change their election under the Plan?

      Yes. At any time, shareholders may change their percentage election of shares of Common Stock participating in the Dividend Reinvestment Plan. To do so, a new Shareholder Authorization Form must be completed and returned. The answer to Question 5 describes how to obtain a Shareholder Authorization Form and a return envelope. Any change of election concerning the reinvestment of dividends must be received by the Administrator at least one week prior to the dividend record date to be effective for that dividend.

                              PURCHASES

10. What will be the price of Common Stock purchased under the Plan?

      Shares purchased under the Plan directly from the Company will be valued at the weighted average price at which the Company's shares shall have traded for the ten trading days ending on the day prior to the purchase date, as reported by the National Quotation Bureau, LLC. In the event that the Administrator determines that there are insufficient trades for the period, then the price shall be the average of the bid-and-asked prices for the 30 trading days ending immediately preceding the purchase.

      Shares purchased in the market will be made at prices which prevail in the market at the purchase date. The price at which such shares shall be deemed to have been acquired for Participant's Plan accounts shall be the blended average price of shares purchased as a result of any single dividend payment by the Company, together with any voluntary cash payments being currently applied to such purchase.

11. How are shares acquired under the Plan?

      The Company expects that shares of Common Stock of the Company to be acquired for Participants in the Plan will be comprised of shares issued directly from the Company and shares purchased in the open market.

12. How will the number of shares purchased for each participant be determined?

      The number of shares that will be purchased from a participant's dividend will depend on the amount of that dividend and the applicable purchase price of the Common Stock. The participant's account will be credited with the number of shares, including any fractional shares(computed to the fourth decimal), that results from dividing the amount of dividends plus any optional cash payments to be invested by the applicable purchase price.

13. When will purchases of Common Stock be made?

      The Administrator shall purchase Common Stock for the Plan within thirty (30) days following the dividend payment date.

14. Will dividends be paid on shares held in Plan accounts?

      Yes. Cash dividends on full shares and any fraction of a share credited to each Plan account will be reinvested automatically in full under the Plan in additional shares of Common Stock and credited to each account.

                              COSTS

15. Are there any out-of-pocket expenses to a shareholder who participates in the Plan?

      There are no brokerage commissions if shares are purchased from the Company. Brokerage costs, if any, on shares purchased other than from the Company shall be borne by the Company. A fee of $15.00 per certificate is charged to issue shares participating in the Plan in certificate form to Plan participants. A fee of $25.00 is charged upon a participant's election to terminate participation in the Plan and to withdraw shares in the form of a single certificate.

                    REPORTS TO THE PARTICIPANTS

16. What kind of reports will be sent to participants?

      Following each reinvestment of dividends in the Plan, the Administrator shall mail to participants a statement showing amounts invested, the purchase price, the number of shares purchased, and other similar information for the year to date. These statements are the participants' record of the costs of purchases and should be retained for income tax and other purposes. In addition, participants shall receive copies of the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to shareholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.

                         OPTIONAL CASH PAYMENTS

17. May cash be added to purchase additional shares?

      Yes. Additional shares may be purchased with optional cash payments by participants in the Dividend Reinvestment and Cash Stock Purchase Plan. A Plan participant must be a record owner of at least one share of the Company to participate in the optional cash purchase feature of the Plan.

18. When can optional cash payments be made?

      Optional cash payments received by the Administrator will be invested in additional shares concurrently with the dividend being reinvested. The Administrator will accept optional cash payments up to 30 days in advance of the next cash dividend payment date. The Administrator will return to participants any optional cash payments which are not invested within thirty (30) days following such cash dividend's payable date. Optional cash payments received after the payable date for a dividend will be received too late to be invested with the proceeds received by the Administrator from such dividend and the optional cash payment will be returned to the participant. NO INTEREST WILL BE PAID ON ANY OPTIONAL CASH PAYMENT WHILE HELD BY THE ADMINISTRATOR.

19. What is the maximum aggregate amount of cash that can be invested through optional cash payments?

      Up to $5,000 per fiscal quarter in optional cash payments can be invested in the Plan. Each optional cash payment must be at least $100. The same amounts of cash need not be sent each quarter, and there is no obligation to make an optional cash payment each quarter.

20. How can I make an optional cash payment to purchase additional shares?

      A participant can make an optional cash payment to purchase additional shares by returning the current voluntary cash payment card to the Administrator with a check or money order made payable to Registrar and Transfer Company, agent for LNB Bancorp, Inc. Dividend Reinvestment and Cash Stock Purchase Plan. PLEASE DO NOT SEND CASH. The Administrator will mail optional cash payment cards to all participants quarterly prior to record date.

                    REPORTS TO PARTICIPANTS

21. What reports will be sent to participants in the Plan?

      A statement of account showing amounts invested, purchase prices, shares purchased, and other information for the year to date will be mailed quarterly to each participant as soon as practicable after each purchase of Common Stock, normally within 10 business days following such purchase. These statements are a continuing record of current activity and the cost of purchases and should be retained for tax purposes. A year-end statement will also be mailed.

      In addition, participants will receive copies of communications sent to all holders of the Company Common Stock, including the annual and quarterly reports to shareholders, notice of annual meetings and proxy statements, and information for reporting dividend income for federal income tax purposes.

               CERTIFICATES FOR SHARES / WITHDRAWAL OF SHARES

22. Will certificates be issued for shares of Common Stock purchased under the Plan?

      No certificate will be issued to a participant for shares of Common Stock credited to his Plan account unless he requests the Plan Administrator, in writing, to do so, or until the participant's account is terminated. Shares of Common Stock purchased through the Plan for a participant will be credited to the account of the participant, registered in the name of the Plan and held in book entry form. The number of shares credited to a participant's Plan account, as well as the number of shares of Common Stock being reinvested will be shown on the periodic statement of his account.

23. How does a participant withdraw shares from the Plan?

      A participant may withdraw all or a portion of the whole shares of Common Stock credited to his Plan account by notifying the Plan Administrator in writing (see Question 3), specifying the number of whole shares to be withdrawn. Certificates for whole shares of Common Stock so withdrawn will be issued to the participant at the earliest possible opportunity. A fee of $15.00 per certificate will be charged for this service. In no case will certificates for fractional shares be issued. After a participant withdraws shares of Common Stock from his Plan account, cash dividends on such shares will continue to be reinvested in accordance with the instructions given by the participant on his most recently dated Authorization Form, so long as the participant remains the record holder of such shares and has not terminated his participation in the Plan.

24. In whose name will certificates be registered when issued?

      Accounts under the Plan will be maintained in the name in which participants' shares of Common Stock were registered at the time they enrolled in the Plan. Consequently, one certificate for whole shares of Common Stock will be similarly registered issued. If different registration of the shares is desired, the participant should call the Plan Administrator for transfer instructions (see Question 3).

25. May shares in a Plan account be pledged?

      No. Shares of Common Stock credited to the Plan account may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign such shares must request that a certificate for such shares be issued in his name.

26. Can a participant sell shares of Common Stock held in his Plan account?

      No. Shares held by the Administrator may not be sold by a participant. In order to sell shares held by the Plan, a participant must first request that such shares of Common Stock held in his Plan account be issued in certificate form.

27. What happens to any fractional share when a participant withdraws from the Plan?

      Any fractional interest withdrawn will be liquidated at the then current market value and a cash payment made promptly from the proceeds less brokerage commissions and transfer taxes, if any. The current market value will be determined in the same manner as the price for shares purchased through the Plan. See Question 10. The net sales proceeds for any fractional interest together with certificates for whole shares will be mailed to the withdrawing participant by the Plan Administrator.


               TERMINATION OF PARTICIPATION IN THE PLAN

28. How does a participant terminate participation in the Plan?

      A participant may terminate his participation in the Plan at any time by notifying the Plan Administrator in writing (see Question
      3). If notice of termination is received at least two weeks before the record date for a cash dividend, that dividend will be paid, in cash, to the participant; otherwise that dividend will be reinvested for the participant's Plan account. No terminations will be processed between a dividend record date and a statement date. Any requests for termination of participation received during this period will be held until the shares purchased with the dividend are posted to the participant's account. Any optional cash payment which has been received by the Plan Administrator prior to receipt of notice to discontinue dividend reinvestment will be invested in accordance with the Plan unless return of the payment is requested in a written notice received by the Plan Administrator at least one week prior to the date when such cash payment is to be invested. Thereafter, the participant's participation in the Plan will be terminated, the Plan account will be closed, and all dividends on Common Stock held by the participant of record will be paid directly to that participant.

      Termination of dividend reinvestment will automatically terminate a participant's right to invest in additional shares of Common Stock by making optional cash payments.

29. What will participants receive when they terminate participation in the Plan?

      The Plan Administrator will send to a participant who has terminated participation in the Plan a certificate for the number of whole shares in his Plan account unless directed otherwise. Any fractional share will be sold and a cash payment will be made to the participant for the sale price thereof, less any brokerage commission and transfer tax incurred. A fee of $25.00 is charged for termination of participation in the Plan and withdrawal of shares in the form of a single certificate.

                         OTHER INFORMATION

30. What happens when a participant sells or transfers all shares of Common Stock held in certificate form?

      If a participant disposes of all of the shares of Common Stock held in certificate form the Plan Administrator will continue to reinvest the dividends on all shares credited to that participant's Plan account, provided there is at least one full share of Common Stock in his Plan account.

31. What happens when a participant who is reinvesting all or a portion of dividends on the shares of Common Stock held in certificate form sells or transfers a portion of such shares?

      If a participant who is reinvesting cash dividends on all of the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest all of the dividends on the remainder of such shares and, of course, will continue to reinvest the dividends on the shares of Common Stock credited to the participant's Plan account.

      If a participant who is reinvesting a portion of cash dividends on the shares of Common Stock held in certificate form disposes of a portion of such shares, the Plan Administrator will continue to reinvest cash dividends at the participant's previous election percentage on the remainder of such shares as authorized in the participant's most recently dated Authorization Form and will continue to reinvest the cash dividends on the shares credited to the participant's Plan account.

      For example, assume a participant selected the partial dividend reinvestment option and authorized the Plan Administrator to reinvest cash dividends on 50% of the shares owned by the participant and the participant owned a total of 100 shares of Common Stock held in certificate form. If the Participant then disposes of 25 shares of Common Stock, the Plan Administrator would continue to reinvest cash dividends paid on the 50% of the remaining 75 shares owned by the participant.

32. What happens if the Company declares a stock dividend or stock split?

      Shares of Common Stock distributed by the Company pursuant to a stock dividend or a stock split with respect to shares of Common Stock owned by the participant and held in certificate form will be issued in certificate form to the Participant, which additional shares will participate in the reinvestment of dividends at the percentage election made by the Participant as authorized in the participant's most recently dated Authorization Form. Shares of Common Stock issued pursuant to a stock split or stock dividend on shares held in the plan and allocated to the account of a participant, will be automatically added to such account and will automatically participate in the reinvestment of dividends.

33. If the Company has a rights offering, how will a participant's entitlement be computed?

      A participant's entitlement in a rights offering will be based upon the participant's total holdings. However, rights certificates will be issued for the number of whole shares only and rights based on a fraction of a share held in a participant's Plan account will be sold for the participant's Plan account and a check for the net proceeds will be sent to the participant.

34. How will a participant's shares held by the Plan Administrator be voted at shareholder's meetings?

      Under Ohio law (the law of the Company's state of incorporation), shareholders of record may vote all shares of stock held of record by them. A proxy form will be sent to each participant in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. The proxy form will apply to all shares held of record by the participant, including the shares for which the participant holds certificates and all whole and fractional shares credited to the participant's Plan account.

      Shares credited to the account of participants under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to their other shares in the Corporation and may be voted by such holder pursuant to such proxy.

35. What is the responsibility of the Company and the Plan Administrator under the Plan?

      In administrating the Plan, the Company and the Plan Administrator will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's Plan account upon such participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or incompetency, or any claim with respect to the timing or price of any purchase or sale.

      Participants must recognize that neither the Company nor the Plan Administrator can assure them of a profit or protect them against a loss on shares purchased or sold under the Plan.

      The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors in light of the Company's earnings, financial condition and other factors.

36. May the Plan be changed or discontinued?

      The Company reserves the right to suspend or terminate the Plan at any time, including during the period between a dividend record date and the related payment date. The Company also reserves the right to make modification to the Plan. Participants will be notified of any suspension, modification or termination. Except as stated below, upon termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole shares credited to participant's Plan accounts will be issued, and cash payment will be made for any fractional shares credited to participant's Plan accounts.

      If the Company terminates the Plan for the purpose of establishing another dividend reinvestment and Common Stock purchase plan, participants in the Plan will, if the Company so elects, be enrolled automatically in such other plan and shares credited to their Plan accounts will be credited automatically under such other Plan unless notice to the contrary is received.

      The Company also reserves the right to terminate any shareholder's participation in the Plan at any time.

37. How is the Plan to be interpreted?

      The Plan, the Authorization Enrollment Form, and the participants' Plan accounts shall be governed by and construed in accordance with the laws of the State of Ohio and applicable state and federal securities laws, and cannot be modified orally. Any question of interpretation arising under the Plan will be determined by the Company and any such interpretation will be final.

      The Company may adopt rules and regulations for the Administration of the Plan.

38. What is sufficient notice to a participant?

      Any notice or certificate which is to be given by the Plan
      Administrator to a participant shall be in writing and shall be deemed to have been sufficiently given for all purposes when deposited, postage prepaid, in the United States mail, addressed to the participant at the participant's address as it shall last appear on the Plan Administrator's records.

39. Can successor Plan Administrators be named?

      The Company may from time to time designate a bank or trust company as successor Plan Administrator under the Plan.

40. What are the income tax consequences of participation in the Plan?

      In general, participants in the Plan have the same federal and state income tax obligations with respect to dividends credited to their accounts under the Plan as other holders of shares of Common stock of the Company who elected to receive cash dividends directly. Participants are treated for income tax purposes as having received, on the dividend payment date, a dividend in an amount of the cash dividends payable on the shares participating in the Plan, plus any brokerage commission or fees paid by the Company on behalf of the participant, even though such amounts were not actually received by the participants in cash but, instead, were applied to the purchase of additional shares for their account.

                             USE OF PROCEEDS

      The Company does not know the number of shares of Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. When shares are purchased pursuant to the Plan directly from the Company, proceeds from such sales are intended to be used for general corporate purposes.

                              EXPERTS

      The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                            LEGAL OPINIONS

      The validity of the shares of Common Stock of the Company offered hereby has been passed upon for the Company by its General Counsel, Cook and Batista Co., LPA, Attorneys, Lorain, Ohio, and with respect to certain securities matters by Werner & Blank Co., LPA, Attorneys, Toledo, Ohio.

                            INDEMNIFICATION

      Under the Company's Articles of Incorporation, as amended, directors and officers of the Company are entitled to be indemnified to the fullest extent permitted by law in connection with actual or threatened lawsuits or proceedings arising out of their service to the Company or to another organization at the request of the Company. With respect to indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act of 1933, the Company has been informed that, in the opinion of the Securities Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore, unenforceable.

ITEM 21.  Exhibits and Financial Statements

      The exhibits filed pursuant to this Item 21 immediately follow the
Exhibit Index. The following is a description of the applicable exhibits required for Form S-3 provided by Item 601 of Regulation S-K.

Exhibit Number                     Description

   (1)         Not Applicable.

   (2)         Not Applicable.

   (4)         Not Applicable.

   (5) Opinion of Werner & Blank Co., L.P.A., regarding LNB Bancorp, Inc. Common Stock, and Consent

   (8) Opinion of Werner & Blank Co., L.P.A., regarding certain tax matters, and Consent.

   (12)        Not Applicable.

   (23)        Consents of Experts and Counsel.

               A.   Consent of KPMG Peat Marwick LLP
               B. Consent of Werner & Blank Co., L.P.A. (the consent is contained in that firm's opinions filed as Exhibits
                    (5) and (8)).

   (24)        Power of Attorney.

   (25)        Not Applicable.

   (26)        Not Applicable.

   (27)        Not Applicable.

   (28)        Not Applicable.

   (99)        Enrollment Form

ITEM 22.  Undertakings.

Undertakings

(a)  The undersigned registrant hereby undertakes as follows:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs (a)(l)(I) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2)  that, for the purpose of determining   any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lorain, State of Ohio, this 30th day of December, 1997.
                              LNB Bancorp, Inc.
                              (Registrant)


                           By /s/ Thomas P. Ryan
                              Thomas P. Ryan
                              Executive Vice President,
                              Secretary/Treasurer
                              And Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 30th day of December, 1997.

     Signature                Title

/s/ James F. Kidd             President, Chief
-----------------------       Executive Officer
James F. Kidd                 and Director
                              (Principal Executive
                              Officer)

/s/ Thomas P. Ryan            Executive Vice
-----------------------       President, Secretary/
Thomas P. Ryan                Treasurer and
                              Director

/s/ Gregory D. Friedman       Senior Vice
-----------------------       President,
Gregory D. Friedman, CPA      Chief Operating
                              Officer and Chief
                              Financial Officer
                              (Principal Financial
                              Officer)

/s/ Mitchell J. Fallis        Vice President,
------------------------      Chief Accounting
Mitchell J. Fallis            Officer
                              (Principal Accounting
                              Officer)

/s/ Stanley G. Pijor*         Chairman of the
-----------------------       Board and Director
Stanley G. Pijor

/s/ James L. Bardoner*        Director
-----------------------
James L. Bardoner

/s/ Daniel P. Batista*        Director
-----------------------
Daniel P. Batista

/s/ Robert M. Campana*        Director
-----------------------
Robert M. Campana

/s/ Terry D. Goode*           Director
-----------------------
Terry D. Goode

/s/ Wellsley O. Gray*         Director
-----------------------
Wellsley O. Gray

/s/ David M. Koethe*          Director
-----------------------
David M. Koethe

/s/ Benjamin G. Norton*       Director
-----------------------
Benjamin G. Norton

/s/ Jeffrey F. Riddell*       Director
-----------------------
Jeffrey F. Riddell

/s/ T.L. Smith, M.D.*         Director
-----------------------
T.L. Smith, M.D.

/s/ Eugene M. Sofranko*       Director
-----------------------
Eugene M. Sofranko

/s/Paul T. Stack*             Director
-----------------------
Paul T. Stack

ABSENT - EXCUSED              Director
-----------------------
Leo Weingarten

*By: /s/Thomas P. Ryan
-----------------------
Thomas P. Ryan
Attorney-in-Fact


                               EXHIBIT INDEX

Exhibit No.

 5     Opinion of Werner & Blank Co., L.P.A. regarding
       LNB Bancorp, Inc.; Common Stock and Consent

 8 Opinion of Werner & Blank Co., L.P.A., Attorneys, regarding certain tax matters and Consent

 23    Consent of KPMG Peat Marwick LLP

 24    Power of Attorney - Directors of LNB Bancorp, Inc.

 99    Stockholder Enrollment Form

                                Exhibit 5

                   Opinion of Werner & Blank Co., L.P.A. regarding LNB Bancorp, Inc.; Common Stock and Consent

December 30, 1997


Board of Directors
LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio  44052-1769

RE:  Form S-3 Registration of 150,000 Shares of Common Stock

Gentlemen:

We are acting as counsel for LNB Bancorp, Inc., a bank holding company
(the "Company"), in connection with the issuance and sale of 150,000 shares of its common stock, without par value (the "Shares"), in accordance with the terms of the LNB Bancorp, Inc. Dividend Reinvestment and Cash Stock Purchase Plan.

We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based upon such review, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-3 filed by the Company to effect registration of the Shares under the Securities Act of 1933 and to the reference to us under the caption "Legal Opinion" in the Prospectus constituting a part of such Registration Statement.

Very truly yours,

/s/ Werner & Blank Co., LPA

Werner & Blank Co., L.P.A.

                               Exhibit 8

                 Opinion of Werner & Blank Co., L.P.A., Attorneys, regarding certain tax matters and Consent

December 30, 1997



Board of Directors
LNB Bancorp, Inc.
457 Broadway
Lorain, Ohio  44052-1769

Re: Dividend Reinvestment and Cash Stock Purchase Plan

Gentlemen:

You have requested that this firm provide you with a written tax opinion regarding the federal income tax effects upon the stockholders of LNB Bancorp, Inc. who participate in the Dividend Reinvestment and Cash Stock Purchase Plan. Based upon our examination of the terms of the Dividend Reinvestment and Cash Stock Purchase Plan and review of Sections 305 and 301 of the Internal Revenue Service Code of 1986, as amended, we have concluded as follows:

1. All stockholders of LNB Bancorp, Inc. shall be treated for federal income tax purposes as having received, on the dividend payment date, the full amount of the dividend in cash regardless of whether the stockholder elects to have his entire dividend or any portion of that dividend reinvested in common shares of LNB Bancorp, Inc.

2. LNB Bancorp, Inc. shall provide each stockholder with a Form 1099 each year which shall indicate the full amount of the dividend which was payable to the stockholder during the calendar year, plus a pro rata portion of any commissions, if any, paid by the Administrator in connection with the acquisition of shares under the Plan. This amount shall be the amount of taxable income which must be reported by the stockholder and shall be the stockholder's cost basis for the shares purchased during the calendar year.

3. Stockholders shall realize a taxable gain or loss upon the sale or exchange of the shares obtained through the Dividend Reinvestment Plan. The amount of taxable gain or loss shall be the difference between the amount received for the shares and the cost basis of the shares as defined in the preceding paragraph.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-3 filed by LNB Bancorp, Inc. to effect registration of the shares under the Securities Act of 1933.

Very truly yours,

/s/ Werner & Blank Co., LPA

Werner & Blank Co., L.P.A.

                             Exhibit 23

                    Consent of Independent Accountants

The Board of Directors
LNB Bancorp, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP

Cleveland, Ohio
December 30, 1997

                           Exhibit 24

                         POWERS OF ATTORNEY
                    DIRECTORS OF LNB BANCORP, INC.

     Know all men by these presents that each person whose name is signed below has made, constituted and appointed, and by this instrument does make, constitute and appoint James F. Kidd or Thomas P. Ryan, or either one of them acting alone, his true and lawful attorney with full power of substitution and resubstitution to affix for him and in his name, place and stead, as attorney-in-fact, his signature as director or officer, or both, of LNB Bancorp, Inc., an Ohio corporation (the "Company"), to a Registration Statement on Form S-3 or other form registering under the Securities Act of 1933, common stock to be issued in connection with the LNB Bancorp, Inc., Dividend Reinvestment and Cash Stock Purchase Plan, by the Company, and to any and all amendments, post effective amendments and exhibits to that Registration Statement, and to any and all applications and other documents pertaining thereto, giving and granting to such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he might or could do if personally present, and hereby ratifying and confirming all that said attorney-in-fact or any such substitute shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed at Lorain, Ohio, this 18th day of November, 1997.

   /s/ Stanley G. Pijor       Chairman of the
------------------------      Board and Director
Stanley G. Pijor

   /s/ James L. Bardoner      Director
------------------------
James L. Bardoner

   /s/ Daniel P. Batista      Director
------------------------
Daniel P. Batista

   /s/ Robert M. Campana      Director
------------------------
Robert M. Campana

   /s/ Terry D. Goode         Director
------------------------
Terry D. Goode

   /s/ Wellsley O. Gray       Director
------------------------
Wellsley O. Gray

   /s/ James F. Kidd          President, Chief
------------------------      Executive Officer
James F. Kidd                 And Director

   /s/ David M. Koethe        Director
------------------------
David M. Koethe

   /s/ Benjamin G. Norton     Director
-------------------------
Benjamin G. Norton

   /s/ Jeffrey F. Riddell     Director
-------------------------

Jeffrey F. Riddell

   /s/ Thomas P. Ryan         Executive Vice
------------------------      President, Secretary/
Thomas P. Ryan                Treasurer and
                              Director

   /s/ T.L. Smith, M.D.       Director
------------------------
T.L. Smith, M.D.

   /s/ Eugene M. Sofranko     Director
-------------------------
Eugene M. Sofranko

   /s/ Paul T. Stack          Director
------------------------
Paul T. Stack

  ABSENT - EXCUSED            Director
------------------------
Leo Weingarten

                              EXHIBIT 99
                      STOCKHOLDER ENROLLMENT CARD

Enrollment card is
8 1/2" wide x 3 1/2" high

Front side of card
Middle Top
ENROLLMENT OPTIONS
Full Dividend Reinvestment - if you check this, you authorize the purchase of additional shares of LNB Bancorp, Inc. Stock using all cash dividends payable to you.

Partial Dividend Reinvestment - if you check this, you authorize the purchase of additional shares of LNB Bancorp, Inc. Stock using the indicated percentage of cash dividends payable to you.

Completion and return of this form authorizes your enrollment in the Dividend Reinvestment and Cash Stock Purchase Plan as indicated on the reverse side of this enrollment form.

An optional cash stock purchase card will be mailed to you on a quarterly basis where you may elect to participate in the voluntary cash payment option of our Dividend Reinvestment and Cash Stock Purchase Plan.

Any questions you may have regarding this plan may be directed to:


Back side of card
Middle Top
LNB BANCORP, INC
Authorization for Dividend Reinvestment and Cash Stock Purchase Plan Please enroll me in the LNB Bancorp, Inc. Dividend Reinvestment and Cash Stock Purchase Plan as indicated below.

1. __ Full Dividend Reinvestment - Please apply all dividends on all shares of LNB Bancorp, Inc. Common registered in my name to the purchase of additional shares of LNB Bancorp, Inc. common stock.

2. __ Partial Dividend Reinvestment - Please apply dividends on (please specify) __25% __50% __75% or __% of my shares of LNB Bancorp, Inc. common stock registered in my name to the purchase of additional shares of LNB Bancorp, Inc. common stock.

Bottom left

(Please sign exactly as your name appears above)
PLEASE READ CAREFULLY BEFORE SIGNING

Bottom right

________________________________    _________
(Signature of Shareholder)           (Date)
________________________________    _________
(Signature if held jointly)          (Date)